SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [] Check the appropriate box:

[]   Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant toss.240.14a-12


                        WALLSTREET RACING STABLES, INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11. 1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------


[]   Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------


     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


     3)   Filing Party:


          ----------------------------------------------------------------------


     4)   Date Filed:

          ----------------------------------------------------------------------

                         WALLSTREET RACING STABLES, INC.
                           1001 Kings Ave., Suite 200
                           Jacksonville, Florida 32207

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                October 19, 2000

     The annual meeting of shareholders of Wallstreet Racing Stables, Inc., a Colorado corporation, will be held at our principal executive offices located at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 on Thursday, October 19, 2000, at 10:00 a.m., eastern daylight time, for the following purposes:

1. To elect three members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

2. To consider and vote upon Articles of Amendment to the Articles of Incorporation to change our name to Pipeline Technologies, Inc., to increase the authorized amount of our common stock to 40,000,000 shares, and to delete Article IV, Section 4 of the Articles of Incorporation as amended;

3. To ratify the appointment of Stark Tinter & Associates, LLC as our independent accountants for the fiscal year ending June 30, 2001; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on our books on the record date, at the close of business on September 25, 2000 are entitled to notice of and to vote at the annual meeting.

     All shareholders are invited and urged to attend the meeting in person. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. If you attend the meeting, you can revoke your proxy and vote in person.

     A proxy statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                           By Order of the Board of Directors,

                                            /s/ Wendy S. King
                                            --------------------------------
Date: October 5, 2000                      Wendy S. King, Vice President
                                           of Administration and Secretary

                                 PROXY STATEMENT

                         WALLSTREET RACING STABLES, INC.
                         Annual Meeting of Shareholders
                                October 19, 2000

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wallstreet Racing Stables, Inc., a Colorado corporation, for the annual meeting of shareholders to be held at our principal executive offices located at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 on Thursday, October 19, 2000, at 10:00 a.m., eastern daylight time, and at any adjournments of the meeting. This proxy statement and the enclosed form of proxy are being sent to shareholders on or about October 5, 2000.

     If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted for the election of all nominees named herein as directors, for the adoption of the Articles of Amendment to the Articles of Incorporation to change our name to Pipeline Technologies, Inc., to increase the number of authorized shares of common stock to 40,000,000, and to delete Article IV,
Section 4 of the Articles of Incorporation as amended, and for the ratification of the appointment of Stark Tinter & Associates, LLC as our independent auditors.

     Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to the exercise of the proxies by delivering written notice of revocation to us at our above address, or by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We will use the services of our directors, officers, employees and contractors to solicit the proxies, personally or by telephone, at no additional salary or compensation. We will also request banks, brokers and others who hold common stock in nominee names, to distribute proxy soliciting materials to beneficial owners and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

     Only holders of record of our common stock, par value $.001 per share, on the record date, September 25, 2000, are entitled to receive notice and to vote at the annual meeting. On the record date there were a total of 9,949,383 shares of common stock outstanding. Each share is entitled to one vote.

     The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the annual meeting. Since our officers and directors are holders of a majority of the outstanding shares, the officers and directors have a sufficient number of votes to approve all of the proposals in this proxy statement.

     Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on nonroutine proposals. The absence of votes on nonroutine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.


Changes in Control

     Effective June 21, 2000, WRS Merger Corp., our wholly owned subsidiary merged with Pipeline Technologies, Inc., a privately held Florida corporation ("Pipeline;" the transaction pursuant to which WRS merged into Pipeline is hereinafter referred to as the "Merger"). As consideration in connection with the Merger, we issued 8,453,425 shares of our common stock, representing approximately 89.5% of the then issued and outstanding shares of common stock, the only class of voting securities outstanding. As a result of the Merger, Pipeline was the surviving entity and became our wholly owned subsidiary and we experienced a change in control.

     At the closing of the Merger, the former shareholders of Pipeline assumed control of the company. Timothy J. Murtaugh, president and chief executive officer of Pipeline prior to the Merger, is now our President, Chief Executive Officer and Director, and our largest shareholder. Mr. Murtaugh received 4,564,849 shares of our common stock in connection with the Merger. Robert L. Maige, chief financial officer of Pipeline, is now our Treasurer, Chief Financial Officer and Director, and received 2,282,425 shares of our common stock in connection with the Merger. John D. McKey is an additional director and beneficially owns 1,075,000 shares of common stock. All of the previous officers and directors resigned effective upon closing.

     The consideration we received in exchange for issuance of our common shares was the common stock of Pipeline surrendered by the former Pipeline shareholders, and indirectly, the assets of Pipeline. The former shareholders of Pipeline surrendered all of their stock in Pipeline in exchange for our common stock.

     We know of no other arrangements, including the pledge of our common stock, which may result in a change in control of our company.

                                 PROPOSAL NO. 1
                                 --------------
                              ELECTION OF DIRECTORS
                              ---------------------


Directors and Executive Officers

     The Board of Directors currently consists of three members, each of whom is nominated to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified. All of our current directors have served on the Board since the Merger on June 21, 2000 and are nominees for reelection at the annual meeting. Of the three existing members of the Board, two are also officers of our company.

     The following table reflects our directors and executive officers as of the date of this proxy statement.

Name                   Age      Position
-------------------   ----      ------------------------------------------------
Timothy J. Murtaugh    56       President, Chief Executive Officer and Director

Robert L. Maige        43       Treasurer, Chief Financial Officer and Director

John D. McKey, Jr.     57       Director

Wendy S. King          37       Vice President of Administration and Secretary

     Mr.  Murtaugh,  President  and  Chief  Executive  Officer  and  Mr.  Maige,
Treasurer and Chief Financial Officer, serve pursuant to written employment contracts. The agreement with Mr. Murtaugh was effective May 1, 2000, and the agreement with Mr. Maige was effective July 1, 2000, each for a four year term. Each agreement provides for base compensation with an annual increase to be determined by the Board of Directors on January 1st of each year, an annual bonuses equal to 5% of our net pretax income, stock options, participation in employee benefit plans and reimbursement of expenses incurred on our behalf. Mr. Murtaugh's initial base salary is $200,000 per annum, and Mr. Maige's base salary is $175,000 per annum. The agreements also provide for $600 per month car allowance, four weeks paid vacation, and a severance package, which under certain conditions of termination, may entitle the employee to 26 week's base salary and benefits.

     The following represents a summary of the business history of each of the current directors and executive officers for the last five years:

     Timothy J. Murtaugh has been our President and Chief Executive Officer and a Director since we acquired Pipeline Technologies, Inc. in June of this year. He is also the president and chief executive officer of Pipeline Technologies, a position he has occupied since its formation in December of 1999. From July, 1998 to September, 1999, he was the vice president, sales and marketing, of Intetech, L.C., a privately held Florida corporation operating as a reseller of long distance services with a primary emphasis toward the college student housing market. From December, 1997 to July, 1998, he was a senior account executive with ITC Deltacom, a publicly traded Alabama corporation engaged in the sale of long distance services to large commercial accounts. From December, 1996 to December, 1997, Mr. Murtaugh was an account executive with Intermedia Communications, a publicly traded Florida corporation, where he was responsible for development of accounts within the State of Florida. He was also an account manager with MCI WorldCom from 1996 to 1997, where he was responsible for development of commercial accounts in North Florida. From 1984 to 1995, Mr. Murtaugh was the manager of The Murtaugh Companies, a proprietorship engaged in real estate development in Florida and Georgia.

     Robert L. Maige has been our Treasurer and Chief Financial Officer since June when we acquired Pipeline. He is also the vice president, secretary and treasurer of Pipeline since its organization. From 1991 to the present, he has also been the managing shareholder of Maige, Matthews and Company, a public accounting firm providing tax and entrepreneurial services in North Florida. Prior to that association, Mr. Maige worked with Ernst and Young as a senior manager. Mr. Maige has a Masters of Arts and Accounting from the University of Florida, a Bachelors of Science in Accounting from Auburn University and is licensed as a Certified Public Accountant in the State of Florida.

     John D. McKey, Jr. is of counsel at the law firm of McCarthy, Summers, Bobko, Wood, Sawyer & Perry, P.A., located in Stuart, Florida and has occupied that position since January, 2000. Prior to that, Mr. McKey was shareholder and an attorney at that firm. He has been licensed as an attorney and engaged in private practice in the State of Florida since 1968. He is a director of Lithium Technology Corp., the securities of which are traded in the Nasdaq Small Cap Market. Mr. McKey obtained a Bachelors of Business Administration from the University of Georgia and a Juris Doctorate from the University of Florida.

     Wendy S. King has been our Secretary and Vice President of Administration since we acquired Pipeline and has worked in the telecommunications industry for over 13 years. From July, 1998 to January, 2000, she was the director of business administration of Intetech, L.C., where she focused on regulatory management. From October, 1996 to July, 1998, she was a territory manager for Intermedia Communications, where her responsibilities included the successful retention and growth of high profile customer accounts. From 1989 to 1996, she was an account relations manager with MCI WorldCom where she was responsible for maintaining and enhancing customer relations.

     No family relationship exists between any officers or directors.

     If a quorum is present, directors are elected by a plurality of votes (i.e. the three candidates receiving the highest number of votes will be elected to the Board of Directors). The Board of Directors unanimously recommends a vote for the nominees listed above.

Board of Directors' Meeting and Committees

     During the transition period ended June 30, 2000, our Board of Directors held no meetings, but took action two times by unanimous written consent. The Board of Directors is not presently comprised of any committees. Rather, the entire Board considers all matters presented for consideration. However, the Board may appoint an audit, compensation or such other committees as it deems appropriate in the future.

                           (Intentionally left blank)

Management Remuneration

     The following table sets forth the compensation paid, or to be paid, for services rendered during the year ended December 31, 1999 and the transition period ended June 30, 2000, to (a) the Chief Executive Officer, and (b) each of the four most highly compensated executive officers who served as executive officers at the end of the last fiscal year and whose total annual salary and bonus exceeded or may exceed $100,000 (the "Named Executive Officers").

                              Summary Compensation
                                                   Long-term Compensation -
         Name                          Salary      Securities Underlying Options

Timothy J. Murtaugh, President
   and Chief Executive Officer

   Year ended December 31,1999          -0-                   -0-
   Six months ended June 30, 2000       -0-                   -0-

Raymond E. McElhaney, President
   and Chief Executive Officer (1)

   Year ended December 31, 1999         -0-                   -0-
   Six months ended June 30, 2000       -0-                   -0-


(1) Mr. McElhaney served as the president and chief executive officer until our merger with Pipeline Technologies, Inc. on June 21, 2000.


Stock Option Plan

     We have adopted a Non-Qualified Stock Option and Stock Grant Plan ("Plan") for the benefit of key personnel and others providing significant services to the Company. An aggregate of 1,000,000 shares of common stock have been reserved for issuance under the Plan. As of this date, options to acquire 115,000 shares of our common stock have been granted pursuant to the Plan, 75,000 of which remain outstanding.

     The Plan is administered by the Board of Directors, who select optionees and recipients of any stock grants, the number of shares and the terms and condition of any options or grants to key persons defined in the Plan. In determining the value of services rendered, the Board considers, among other things, such person's employment position in relationship with our company, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community who are similarly situated. All options granted pursuant to the Plan shall be exercisable at a price not less than the fair market value of the common stock on the date of grant. Unless otherwise specified, the options expire ten years from the date of grant.

Compensation of Directors

     None of our directors receive additional compensation for their services as directors except as follows. Directors who are not also employees of our company are granted options to purchase our common stock at the rate of 25,000 options each year. These options are exercisable at the market price at the date of grant and for a period of five years thereafter. Directors are also reimbursed for reasonable and necessary expenses incurred in connection with attendance at meetings which they attend.


Security Ownership of Certain Beneficial Owners and Management

     As of September 1, 2000, there were a total of 9,949,383 shares of common stock, the only class of voting securities currently outstanding, and each share is entitled to one vote. The number of shares outstanding excludes up to 75,000 shares issuable upon exercise of outstanding common stock purchase warrants and up to 960,000 shares of common stock underlying our stock option plan, 75,000 of which are currently outstanding.

     The following table sets forth the beneficial ownership of our equity securities by (i) each Named Executive Officer and each director; (ii) each person who owns beneficially more than 5% of our outstanding common stock; and
(iii) all directors and executive officers as a group.

     The shareholders listed below have sole voting and investment power. All ownership of securities is direct ownership unless otherwise indicated. Unless otherwise stated, the current address for each beneficial owner is that of the Company, 1001 Kings Avenue, Suite 200, Jacksonville, Florida 32207.

                                                       Shares Beneficially
                                                              Owned
                                                     --------------------------
Name and address of                                    Number        Percentage
Beneficial Owner
--------------------------------                     -----------     ----------

Executive Officers and Directors

Timothy J. Murtaugh(1)                               3,933,652         39.54%
Robert L. Maige, Jr.(2)                              1,984,773         19.95%
John D. McKey, Jr.(3)                                1,075,000         10.64%

All Directors and Executive

Officers as a Group (four individuals)(1),(2),(3)    6,993,425         69.25%

Five Percent Shareholders

LM Investment Group, Inc.                             1,825,000        18.34%
     523 NE 47th Street
     Boca Raton, FL 33431

-------------------------------------
(1) Excludes 35,000 shares owned by a trust for the benefit of Mr. Murtaugh's grandchildren. Mr. Murtaugh disclaims beneficial ownership of those shares.

(2) Includes 275,000 shares owned by a trust for the benefit of Mr. Maige's daughter, of which Mr. Maige disclaims beneficial ownership.

(3) Includes 250,000 shares owned by Mr. McKey's wife, of which he disclaims beneficial ownership, and 75,000 shares underlying a warrant exercisable at $2.00 per share until June 21, 2002. Also includes 75,000 shares underlying options owned by Mr. McKey, which options vest in three annual installments of 25,000 each beginning June 30, 2001 and continuing each year thereafter so long as Mr. McKey continues to serve on the Board of Directors. These options are exercisable at a price of $4.00 per share for a period of three years from the date of vesting.
-------------------------------------
                                        8

Certain Relationships and Related Transactions

     (A) Acquisition of Pipeline Technologies. In connection with the acquisition of Pipeline, we issued an aggregate of 8,453,425 shares of our common stock to the former shareholders of that entity in exchange for all of the outstanding stock of Pipeline. The shareholders of Pipeline at that time were Timothy Murtaugh, Robert Maige and LM Investments Group, Inc., the owner of more than five percent of our common stock. As a result of that transaction, Mr. Murtaugh received 4,564,849 shares of our common stock, Mr. Maige received 2,282,425 shares and LM received 1,606,151 shares. The amount of shares which we issued to the former Pipeline shareholders was determined by negotiations between our officers and those of Pipeline, and took into consideration such factors as the trading price of our common stock at the time, the proposed business and operations of Pipeline, the industry within which Pipeline operated, the combined assets and liabilities of the entities and the estimated revenue for Pipeline. We did not assign any relative weight to any of these factors but considered all of them material in our estimation of the consideration issued in connection with the merger.

     (B) Other. We sublease a portion of our executive and administrative offices to a company affiliated with one of our executive officers and directors. Maige, Matthews and Company is an accounting firm in which Mr. Maige is an officer, director and shareholder. During the six months ended June 30, 2000, we collected or accrued $4,260 pursuant to this arrangement. The sublease arrangement will end September 30, 2000 pursuant to the sale of Maige, Mathews and Company.

     On May 3, 2000, Candace McKey, wife of John D. McKey, Jr., loaned our company $125,000 pursuant to a convertible promissory note. Mrs. McKey elected to convert the entire balance plus interest in the amount of $1,479.45 into 250,000 shares of common shares on June 8, 2000.

     On June 21, 2000, Mr. McKey loaned our company $150,000 pursuant to a convertible promissory note. The note is due in full on June 21, 2001, has an interest rate of 12% per annum and quarterly payments of interests only. In addition to principal and interest, Mr. McKey received a common stock purchase warrant to acquire up to 75,000 shares of our common stock at the exercise price of $2.00 per share, effective June 21, 2000 with an exercise period of three years thereafter.

     In connection with certain financing which we have recently conducted, with have entered into a financial advisory agreement with LM Investment Group, Inc. Pursuant to that agreement, we have agreed to compensate LM for assistance in obtaining financing with a combination of cash and securities for services rendered on our behalf. Compensation includes an initial payment of $10,000, which we have paid, an amount equal to 10% of the gross amount of any financing which we receive through the efforts of LM, up to 3% of the amount of those gross proceeds for expenses incurred by LM on our behalf on an accountable basis and warrants to purchase our common stock in an amount equal to 15% of the number of our shares sold through its efforts. We have also agreed to retain LM as a financial advisor for a period of one year for an additional cash payment of $5,000 per month. The warrants are exercisable at a price of $2.00 per share and for a period of seven years from the date of issuance. Through June 30, 2000, we have paid or accrued $142,500 to LM pursuant to this arrangement.

     At various times, Mr. Maige lends money to us to meet short-term working capital needs. These advances bear interest at the rate of 0% per annum and are due and payable on demand. At June 30, 2000, the balance outstanding to him was $13,327, including accrued interest.

     Until our merger with Pipeline, we shared office facilities with MCM Capital Management, Inc., a company affiliated with Messrs. Raymond E. McElhaney and Bill M. Conrad, former officers, directors and principal shareholders of our company. Pursuant to an oral agreement effective September 1, 1995, we were provided with office space, conference facilities and other support for a monthly payment of $500. During the two years ended June 30, 2000, we paid or accrued $37,625 pursuant to this arrangement.

     Former officers or directors have advanced funds to finance acquisition of assets and for operating expenses. Messrs. McElhaney, Conrad and Clifford Thygesen, another former director of our company, loaned in the aggregate $46,232.75 to the company from September, 1997 to June, 1998, bearing interest at 9%. Of that amount, Mr. McElhaney advanced $32, 132.75, Mr. Conrad $9,100 and Mr. Thygesen $5,000. Most of that debt was converted to common stock in June, 1998. We issued a total of 29,100 shares of common stock valued at $1.00 per share, 9,100 shares of common stock to Mr. Conrad, 15,000 shares of common stock to Mr. McElhaney and 5,000 shares of common stock to Mr. Thygesen.

     A family limited partnership, of which Mr. Ronald R. McGinnis is the general partner, purchased 25,000 shares of common stock in the June, 1998 public offering of our stock, at a price of $1.00 per share. Mr. McGinnis was an officer and director of our company at that time. The shares were purchased on the same terms and conditions as other third-party investors.

         Finally, Messrs. Conrad and McElhaney each obtained 20,000 shares of common stock as compensation for services rendered through June 30, 1998. The stock was valued at $1.00 per share and the accrued compensation due to each Messrs. Conrad and McElhaney was valued at $20,000 each.

         All these transactions were approved by a majority of the disinterested directors at that time. The Board of Directors was of the opinion that each of these transactions were no less favorable than could be obtained from an unaffiliated third party.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         None of our directors, officers or beneficial owners of more than ten percent of any class of equity securities registered pursuant to Section 12 have failed to file on a timely basis, Forms 3, 4 or 5 as required by Section 16(a) during the most recent fiscal year.


                                 PROPOSAL NO. 2
                                 --------------
                        ADOPTION OF ARTICLES OF AMENDMENT
                        ---------------------------------
                        TO THE ARTICLES OF INCORPORATION
                        ---------------------------------

     The Board of Directors has adopted, subject to approval of the shareholders, an amendment to the Articles of Incorporation to change our name to Pipeline Technologies, Inc., to increase the authorized amount of our common stock, and to delete Section 4 of Article IV of our Articles of Incorporation as amended. This would be accomplished by adopting the Articles of Amendment to the Articles of Incorporation attached as Exhibit "A" to this proxy statement. Upon approval by the shareholders at the annual meeting, the Articles of Amendment to the Articles of Incorporation will be filed with the Secretary of State of Colorado following the meeting.

     We believe changing our name is prudent in connection with the Merger, as Pipeline Technologies, Inc. became our wholly owned subsidiary, and the business operations of Pipeline Technologies, Inc. has become our principal business operations. We are no longer conducting our prior business with thoroughbred race horses, which was closely associated with our name Wallstreet Racing Stables, Inc. To avoid any confusion with the public generally, and to give us a closer identity with the communications business of our subsidiary, we believe it is in our best interest to change our name to Pipeline Technologies, Inc. by amending our Articles of Incorporation.

     The Board of Directors has further determined that it is in our best interest to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 40,000,000 shares. As of this date, almost 10,000,000 of our authorized common stock is issued and outstanding, leaving approximately 5,000,000 shares that may be issued in the future. The amendment to the Articles of Incorporation to increase the number of authorized shares will allow us to fulfill present commitments to issue or reserve common stock and will allow us flexibility to enter into future financing opportunities.

     Our present commitment to issue additional common stock is through outstanding warrants, options and a preliminary financing arrangement with Alpha Ventures Capital, Inc. We have conditionally agreed to issue and sell, from time to time, up to $10 million of common stock to Alpha at prices relating to the market price of our common stock. This agreement will allow us to obtain additional financing which we require to finance our continued business operations, and we have therefore tentatively reserved a total of 3,000,000 shares of common stock for issuance under this agreement. In connection with the financing arrangement, we may also be obligated to issue warrants to purchase
1,650,000 shares of common stock, and have already issued additional warrants and options to purchase up to a maximum of 150,000 shares of common stock. These agreements and obligations may require us to issue up to 4,800,000 additional shares of common stock, extinguishing the number of shares currently available. We therefore believe it is prudent to increase our authorized capital.

     In addition to satisfying our above current commitment, we may be required to raise additional capital to further finance our operations, if and when a feasible business opportunity is presented. Therefore, an additional purpose of the proposed amendment includes providing us with greater flexibility for entering into any such opportunity to raise additional working capital. This additional working capital may be needed for possible mergers with other companies and/or the acquisition of additional assets in the future. Currently, we are restricted in our financing options due to the lack of authorized but unissued shares of common stock provided for in the Articles of Incorporation.

     The shareholders will have no appraisal rights or dissenting shareholders' rights under Colorado law with respect to the Amendment or any equity financing that we may undertake after its adoption. In addition, shareholders do not have any preemptive rights to participate in any future issuance of common stock, and therefore will suffer dilution of ownership upon such issuance. The issuance of additional shares could also have the effect of diluting the earnings per share and book value of existing shares.

     The Board of Directors has further decided to delete certain provisions of our Articles of Incorporation that apply solely to our former business in thoroughbred race horsing. Section 4 of Article IV in our Articles of Incorporation as amended, entitled "Repurchase of Stock", provides for repurchase of our common stock upon events that may occur only in the thoroughbred race horsing business. Therefore, as we are no longer engaged in that business, this section has no effect and we believe should be deleted from our Articles of Incorporation.

         The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed Articles of Amendment to the Articles of Incorporation. The Board of Directors recommends a vote for the proposed Articles of Amendment to the Articles of Incorporation, and proxies solicited by the Board of Directors will be so voted absent instructions to the contrary.

                                 PROPOSAL NO. 3
                                 --------------
                       APPOINTMENT OF INDEPENDENT AUDITORS
                       -----------------------------------


     The Board of Directors has appointed Stark Tinter & Associates, LLC to audit our financial statements for the current fiscal year, and solicits the ratification of this appointment by the shareholders. Neither such firm, any of its members nor any of their associates, has or has had during the past four years, any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with their duties as auditors and accountants.

     On July 24, 2000, the Board of Directors approved the engagement of Stark Tinter & Associates, LLC as our principal accountant and independent auditors for the year ending June 30, 2000, and simultaneously accepted the resignation of Kish Leake & Associates, P.C. as our principal accountant and auditors. Kish Leak & Associates, P.C. stated as its reason for its resignation that it would no longer engage in providing audit services to public companies.

     The reports of Kish Leake & Associates, P.C. for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the interim period since that date, there were no disagreements with Kish Leake & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Kish Leake & Associates, P.C., would have caused Kish Leake & Associates, P.C. to make reference to the matter in their report. Further, there were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

     The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed appointment of the independent auditors. The Board of Directors recommends a vote for the proposed appointment of independent auditors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2001 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the annual meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2001 annual meeting, they must be received by us no later than June 20, 2001. It is anticipated that the next annual meeting will be held on or about October 20, 2001. Such proposals should be directed to Wallstreet Racing Stables, Inc. aka Pipeline Technologies, Inc., 1001 Kings
Ave.,  Suite  200,  Jacksonville,  Florida  32207,  Attention:  Wendy  S.  King,
Secretary.

                                 OTHER BUSINESS

     At the date of the mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.


                          ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report on Form 10-KSB for the transition period ended June 30, 2000 is included with this proxy statement. We will provide a copy without charge of any exhibit to the Form 10-KSB to any shareholder upon request.

                                            BY ORDER OF THE BOARD OF DIRECTORS:


                                            /s/ Wendy S. King
                                            --------------------------------
Date: October 5, 2000                       Wendy S. King, Vice President
                                            of Administration and Secretary

                                   EXHIBIT "A"
                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         WALLSTREET RACING STABLES, INC.
                        --------------------------------

     WALLSTREET RACING STABLES, INC., a Colorado corporation, having its principal office at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State of Colorado that:

     FIRST: The Corporation desires to amend its Articles of Incorporation in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Articles of Amendment to the Articles of Incorporation amend and supersede the original provisions of the Articles of Incorporation as amended.

     THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Article I and Article IV, Section 1., inclusive, and by substituting in lieu thereof the following:


          "ARTICLE I. Name.
                      -----
               The name of the Corporation is PIPELINE TECHNOLOGIES, INC."


         "ARTICLE IV.  Capital Structure.
                       -----------------
               Section 1. Authorized Capital.
                          -------------------
               The total number of shares of all classes which the Corporation shall have authority to issue is 45,000,000, of which 5,000,000 shall be Preferred Shares, par value $.01 per share, and 40,000,000 shall be Common Shares, par value $.001 per share, and the designation, preferences, limitations and relative rights of the shares of each class are as follows:"

     FOURTH: The Articles of Incorporation of the Corporation as amended, are hereby amended by striking and deleting in its entirety Article IV, Section 4, entitled "Repurchase of Stock".

     FIFTH: The amendment was recommended to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance Section 7-108-202 and Section 7-110-103 of the Colorado Business Corporation Act on the 20th day of September 2000.

     SIXTH: The amendment was adopted by formal action taken by the shareholders of the Corporation at the annual shareholders' meeting on October 19, 2000, pursuant to and in accordance with Section 7-107-101 of the Colorado Business Corporation Act, and the number of votes cast approving the amendment was sufficient for approval under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the President, has executed these Articles of Amendment to the Articles of Incorporation effective this 19th day of October, 2000, and acknowledges that these Articles are the act and deed of Wallstreet Racing Stables, Inc., that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

                                                  Timothy J. Murtaugh, President
Attest:
         Wendy S. King, Secretary

PROXY                                                                      PROXY

                         WALLSTREET RACING STABLES, INC.
                         Annual Meeting of Shareholders
                                October 19, 2000

     This Proxy is solicited on behalf of the Board of Directors of the Company.


     The undersigned hereby appoint Timothy J. Murtaugh, Wendy S. King, or either of them, as Proxies and authorizes them to represent and vote, as designed below, all Common Shares of Wallstreet Racing Stables, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and at any adjournments thereof, with respect to the matters set forth below and described in the Proxy Statement dated October 5, 2000. If no indication is made, this Proxy will be voted in favor of the proposal.


Proposal No. 1:

     Election of Director nominees: Timothy J. Murtaugh, Robert L. Maige, Jr. and John D. McKey, Jr.

FOR all  nominees ___   WITHOLD authority to ___     FOR all nominees, except___
                        vote for nominees            vote withheld for those
                                                     nominees named below:

                                                     ___________________________
                                                         Nominee Exceptions

Proposal No. 2:

     To approve and adopt the Articles of Amendment to the Articles of Incorporation to change the name of the Company to PIPILINE TECHNOLOGIES. INC., to increase the number of authorized common shares to 40,000,000, and to delete Article IV, Section 4 of the Articles of Incorporation as amended.

____ FOR          _____ AGAINST        _____ ABSTAIN


Proposal No. 3:

     Ratification of the appointment of Stark Tinter & Associates, LLC as independent accountants of Wallstreet Racing Stables, Inc. for the year ending June 30, 2001.

____ FOR          _____ AGAINST        _____ ABSTAIN


     In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no indication is made, this Proxy will be voted FOR all Proposals.


Date:  October___, 2000


-------------------------------------   ----------------------------------------
           Print Name                                    Signature


-------------------------------------   ----------------------------------------
      Social Security Number                   Signature if held jointly


--------------------------------------------------------------------------------
                                    Address

     Please sign exactly as your name appears on the Company's stock registry, and print your name, social security number and address where indicated. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full corporate name by President or other authorized person, and include FEIN.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                  USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.